Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of FuboTV Inc. of our report dated December 23, 2025 relating to the financial statements of the Hulu Live Business, which appears in FuboTV Inc.’s Current Report on Form 8-K/A filed on December 23, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 23, 2026